EXHIBIT 1.1


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                      BEAR STEARNS MORTGAGE SECURITIES INC.

                            Pass-Through Certificates


                                 TERMS AGREEMENT


                                                          Dated:  May 2, 1996

To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated May 21, 1992

Series Designation:  Series 1996-2

Class Designation Schedule:  Class A-1

TERMS OF THE CERTIFICATES:


                     Original Principal       Pass-Through
CLASS                    AMOUNT               INTEREST RATE

   A-1               $30,088,323(1)            (2)

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(1)        The initial principal amount will be decreased by an amount equal to the principal payments received on the Pooled Certificates during April 1996.

(2) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period with respect to a Distribution Date will equal a fraction, expressed as a percentage truncated at the second decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates and pursuant to the Policy, if any, for the related Interest Accrual Period (net of the related Trustee Fee) multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date.


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DISTRIBUTION DATES: With respect to each month, the third Business Day after the last distribution date in such month with respect to any class of Pooled Certificates commencing in May, 1996. Each Pooled Certificate Distribution Date is the 25th day of each month or, if such 25th day is not a business day (with respect to the respective Pooled Certificate), the next such succeeding business day.

CERTIFICATE RATING: "AAAr" by Standard & Poor's Investors Service, a division of The McGraw-Hill Companies Inc. and "Aaa" by Moody's Investors Service, Inc.

FORM OF CERTIFICATES:  Book-entry (Depository Trust Company).

TRUST FUND ASSETS: Certain interests in trusts or assets held in trusts created pursuant to certain trust or pooling agreements or indentures which consist primarily of one or more pools of conventional, fixed rate, one-to-four family, fully amortizing, level payment, first mortgage loans with original maturities of up to approximately 30 years (collectively referred to as the "Pooled Certificates"). The Pooled Certificates to be included in the Trust Fund are as described in Schedule A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be 92% of the principal balance of the Certificates plus accrued interest from April 1, 1996 to, but not including, the Closing Date.

CREDIT ENHANCEMENT: Certificate Guaranty Insurance Policy to be obtained from MBIA Insurance Corporation.

CLOSING DATE:  May 3, 1996, 9:00 a.m., New York time

     MISCELLANEOUS MATTERS: (a) The Pooling and Servicing Agreement and the Mortgage Loan Schedule referred to in the Underwriting Agreement shall be deemed to be references to the Pooling Agreement and the Pooled Certificates Schedule, respectively;

     (b) the Certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984;

(c) the receipt of the Certificate Guaranty Insurance Policy and an opinion of counsel to the Certificate Insurer, reasonably acceptable to the Underwriter, shall be additional conditions to the Underwriter's obligations under the Underwriting Agreement; and

     (d) notices to the Underwriter shall be to the attention of Jeffrey Mayer and notices to the Company shall be to the attention of Joseph T. Jurkowski, Jr.

The undersigned, as sole Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Class of the above-referenced Series of Certificates set forth herein.


BEAR, STEARNS & CO. INC.


By:  /S/ JEFFREY MAYER
      Name:  Jeffrey Mayer
      Title: Senior Managing Director

Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By:  /S/ JOSEPH T. JURKOWSKI, JR.
      Name:  Joseph T. Jurkowski, Jr.
      Title: Vice President


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                                   SCHEDULE A

                               POOLED CERTIFICATES

                                                                   CLASS %
FULL NAME OF SERIES (1)                                          IN TRUST

    POOLED PO CERTIFICATES

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1993-
S40, Class A-11 ("RFC 1993-S40")

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1994-S1,
Class A-20 ("RFC 1994-S1")

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1994-
S13, Class A-5 ("RFC 1994-S13")

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1994-S7,
Class A-14 ("RFC 1994-S7")

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1993-
S45, Class A-17 ("RFC 1993-S45")

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1993-
S39, Class A-15(2) ("RFC 1993-S39")

Residential Funding Mortgage Securities I, Inc.,                     100%
Mortgage Pass-Through Certificates, Series 1993-
S31, Class A-8 ("RFC 1993-S31")

Bear Stearns Mortgage Securities Inc., Mortgage                      100%
Pass-Through Certificates, Series 1993-10,
Class P(3) ("BSMSI 1993-10")

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(1)  Unless otherwise specified in a footnote to this
     Schedule A, the entire series was issued in physical certificate form.

(2) $677.85 original principal balance is in physical certificate form and $5,017,000.00 original principal balance is in book entry form.

(3) $744.43 original principal balance is in physical certificate form and $1,002,000.00 original principal balance is in book entry form.

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Chase Mortgage Finance Corporation, Multi-Class                    53.46%
Mortgage Pass-Through Certificates, Series 1993P,
Class A-P ("Chase 1993P")

CMC Securities Corporation III, Collateralized                      100%
Mortgage Obligations, Series 1994-E,
Class E-APO(4) ("CMC III 1994-E")

PaineWebber Mortgage Acceptance Corporation IV,                     100%
Mortgage Pass-Through Certificates, Series 1994-7,
Class A-8 ("PMAC IV 1994-7")

Sears Mortgage Securities Corporation, Mortgage                     100%
Pass-Through Certificates, Series 1993-9,
Class P ("SMSC 1993-9")

Chase Mortgage Finance Corporation, Multi-Class                     100%
Mortgage Pass-Through Certificates, Series 1993N,
Class A-P ("Chase 1993N")

     POOLED IO CERTIFICATES

The Prudential Home Mortgage Securities Company,                    100%
Inc., Mortgage Pass-Through Certificates, Series
1993-50, Class A-14(5) ("PHMSC 1993-50")

The Prudential Home Mortgage Securities Company,                   11.40%
Inc., Mortgage Pass-Through Certificates, Series
1993-51, Class A-21(6) ("PHMSC 1993-51")


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(4)  $1,199,144.00 original principal amount is in book entry form, there is no physical certificate for this series.

(5) The notional amount for this series was $353,481,228.32 and the annual pass-through rate was 0.501035% for the period from March 1 to March 30, 1996.

(6) The notional amount for this series was $60,665,655.00 and the annual pass-through rate was 0.548999% for the period from March 1 to March 30, 1996.

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


                                                                 RATINGS(7)
SERIES               CURRENT PRINCIPAL BALANCE       S&P         M         F        D&P

RFC 1993-S40         $4,374,978.27                   AAA         -        AAA        -

RFC 1994-S1          $5,027,818.91                   AAA         -        AAA        -

RFC 1994-S13         $2,197,791.62                   AAA         -        AAA        -

RFC 1994-S7          $  410,414.58                   AAA         -        AAA        -

RFC 1993-S45         $2,560,131.23                   AAA         -        AAA        -

RFC 1993-S39         $4,612,876.68                   AAA         -        AAA        -

RFC 1993-S31         $1,377,317.85                    -         Aaa       AAA        -

BSMSI 1993-10        $  904,484.30                    -         Aaa       AAA        -

CHASE 1993P          $1,291,002.05                    -         Aaa       AAA        -

CMC III 1994-E       $1,109,561.90                   AAA         -         -        AAA

PMAC IV 1994-7       $1,031,734.66                   AAA         -         -        AAA

SMSC 1993-9          $3,220,696.41                    -         Aaa       AAA        -

CHASE 1993N          $1,804,364.66                    -         Aaa       AAA        -

PHMSC 1993-50        $    1,000.00                    -         Aaa       AAA        -

PHMSC 1993-51        $      100.00                    -         Aaa       AAA        -


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(7)  Key: S&P  =  Standard & Poor's Investor Services, a
                division of The McGraw Hill Companies, Inc.
        M    =  Moody's Investor Service, Inc.
        F    =  Fitch Investors Service, L.P.
       D&P = Duff & Phelps Inc.

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